                                                                   EXHIBIT 10.18

                  RESEARCH AGREEMENT FOR A COOPERATIVE PROJECT

     BETWEEN UNIVERSITE DU QUEBEC A TROIS-RIVIERES, a corporate body legally constituted, represented jointly by Mr. Gilles BEAUDRY, Dean of Advanced Studies & Research and Andre BROUSSEAU, Vice-Rector & Secretary General; duly mandated to this effect, hereinafter referred to as

                                                   THE UNIVERSITY

     AND HYDROGENICS CORPORATION, a corporate body legally constituted represented by Boyd TAYLOR duly mandated to this effect, hereinafter referred to as

                                                    THE COMPANY

     AND Dr. Tapan K. BOSE, Director of the Hydrogen Research Institute, Department of Physics, Faculty of Science and Engineering, Universite du Quebec a Trois-Rivieres, hereinafter identified in this agreement as

                                             THE PRINCIPAL INVESTIGATOR

     PREAMBLE

     Whereas THE UNIVERSITY and THE COMPANY wish to jointly support a research project in hydrogen energy.

     Whereas THE COMPANY has received approval ( October 17, 1996 ) from the Department of Natural Resources Canada hereinafter referred to as the
5 CONTRIBUTOR, for a cost shared grant within the program designated as "Hydrogen Energy R&D", for a project designated as "Developmental Prototype of a Hybrid Power Source for Arctic Communications - Hydrogen Thermoelectric / Fuel Cell (HTEF) Generator".

     See Appendix IV - Signed copy of the Department of Natural Resources
10                     October 17, 1996 contribution agreement.

     See Appendix V - Copy of the contribution grant application submitted to
                      Department of Natural Resources, titled "Development
                      Prototype of a Hybrid Power Source for Arctic
                      Communications Hydrogen Thermoelectric / Fuel Cell (HTEF)
15                    Generator"

                                                                    Page 2 of 19
                    Research Agreement Hydrogenics / Hydrogen Research Institute

     Therefore, the mentioned parties agree to the following:

     CLAUSE 1.- RESEARCH PROJECT

     THE COMPANY agrees to subsidise together with THE CONTRIBUTOR the research program proposed.

     THE UNIVERSITY shall execute itself, in Quebec for the benefit of THE
5 COMPANY and in compliance with the provision under CLAUSE 8. - COMMERCIAL EXPLOITATION RIGHTS, the work related to the project and appoints Professor Tapan K. BOSE, Director of the Hydrogen Research Institute, Department of Physics of the Faculty of Science and Engineering as THE PRINCIPAL INVESTIGATOR. The said research work described in Appendix I
10   will start after the signature of the present agreement.

     CLAUSE 2.- PROGRESS REPORTS

     THE UNIVERSITY and THE PRINCIPAL INVESTIGATOR agree to submit to THE COMPANY a copy of any scientific report that shall be produced within the context of the project or any other reports required by THE CONTRIBUTOR in compliance with the administrative rules of the grant.

     CLAUSE 3.- DURATION OF THE AGREEMENT

15 Notwithstanding the official signing date of this document, this agreement shall become effective the 1st day of October 1996. The research portion of the agreement, involving the services of THE UNIVERSITY, will run for a six month period ending March 31, 1997, as per the CONTRIBUTOR's contract. The Royalty agreement between THE COMPANY and
20 THE UNIVERSITY shall remain in effect until the earlier of the termination by notice in accordance with provisions of this Agreement, or until September 30, 2006, ten (10) years from the effective start date of the Agreement.

     CLAUSE 4.- BUDGET AND MODES OF PAYMENT

     THE COMPANY shall provide THE UNIVERSITY with a total sum of $ 30,542
     ( see appendix V for details of project cash flow ) in Canadian dollars.
25 THE UNIVERSITY shall invoice monthly on the first of each month the COMPANY for the work performed in the month preceding the invoice, and will include a report on the progress achieved in the period covered by the invoice. THE COMPANY will then invoice THE CONTRIBUTOR for both THE COMPANY'S and THE UNIVERSITY'S claimable work by the fifteenth of each
30 month. Upon receiving payment from THE CONTRIBUTOR on this invoicing, THE COMPANY will pay THE UNIVERSITY. This payment sequence will also apply to any end-of-contract holdbacks, typically 10%, that THE CONTRIBUTOR may impose on the project.

     If requested by the COMPANY, an expense account certified by the Head
35 Accountant of THE UNIVERSITY, or its representative, shall be supplied to THE COMPANY at the end of the agreement. It is understood that all documents

                                                                    Page 3 of 19
                    Research Agreement Hydrogenics / Hydrogen Research Institute

     pertaining to the project related expenditures remain the property of THE UNIVERSITY; they may however be consulted as needed during THE UNIVERSITY's office hours.

     CLAUSE 5. - EQUIPMENT OWNERSHIP

     The prototype demonstrator or article resulting from this research
 5 project remain the property of the COMPANY. Equipment and/or materials purchased by the COMPANY for purposes relating to the project remain the property of the COMPANY. Similarly, equipment and/or materials purchased by the UNIVERSITY for purposes relating to the project remain the property of THE UNIVERSITY.

     CLAUSE 6. - EXCHANGE OF CONFIDENTIAL INFORMATION

10 THE COMPANY and THE UNIVERSITY may participate in a co-operative exchange of confidential information in order to facilitate work relative to the project and this agreement. THE COMPANY and THE UNIVERSITY shall take all reasonable precautions to protect and prevent any inadvertent disclosure of this information, To this effect, access to confidential information
15 shall be limited to personnel of THE COMPANY or of THE UNIVERSITY on a "need-to-know" basis. Each party must also take proper precautions so as to prevent and protect the disclosure of information to any third party.

     All personnel (researchers, technicians, research professionals or others) with access to confidential information on the activities pertaining to the
20 execution of this project must sign a confidentiality agreement, a model of which being attached to this agreement (Appendix II).

     Unless under written authorisations, the conditions of this agreement, which relate to this project, are confidential.

     CLAUSE 7. - PUBLICATION AND PUBLICITY

     If the UNIVERSITY wishes to publish on or make publicity or advertising
25 on any part of the whole of the project, written approval to do so has to be obtained from the COMPANY.

     CLAUSE 8. - COMMERCIAL EXPLOITATION RIGHTS

     8.1. Commercial exploitation of the results and the intellectual property

                 The results and the intellectual property include, but are not restricted to, the patents, the technical information, the know-how, the copyrights, the models, the patterns, the drawings, the specifications, the prototypes, the inventions
30 improvements and/or discoveries developed within the context of the said project and that are not public property.

                 This agreement specifically acknowledges that THE COMPANY is and shall remain owner of all rights on intellectual property and patents arising from the said research project.

                                                                    Page 4 of 19
                    Research Agreement Hydrogenics / Hydrogen Research Institute

                THE COMPANY reserves the right of first refusal for the commercial exploitation of the results and the intellectual property specific to this research agreement.

                However, in recognition of the UNIVERSITY's work, THE COMPANY
 5 agrees to grant 4% of the total sales generated by the product, a Hybrid Power Source for Arctic Communications, which a second prototype was developed under this project, as stipulated in the terms and conditions of commercial exploitation of Appendix II.

       The amount paid to the UNIVERSITY is separate to the 2% of revenue payable to the THE CONTRIBUTOR( See Appendix IV; Department of Natural Resources Contribution Agreement , Item # 6.).

       8.2.   Patents

                THE UNIVERSITY, THE COMPANY and THE PRINCIPAL INVESTIGATOR
10              accept with the agreement herein to act promptly in the
                preparation, filing and prosecution of any new patent
                applications and, if necessary, to all actions relative to counterfeiting. Additionally, THE UNIVERSITY and THE PRINCIPAL
                INVESTIGATOR agree to act promptly in the signing of all
                documents required to proceed with the preparation and the
15              filing of patent applications.

                The parties agree to keep each other informed of any possible developments arising from the research. Notwithstanding the preceding, THE COMPANY has a right of final decision in the matter of patent applications, filing and protection when
20              assuming financial responsibility.

                This agreement does not grant any rights to Intellectual Property produced or obtained by a Party independently of the Project before or after the Project starts. If a Party needs such Intellectual Property to perform work in the course of the
25 Project, a license for that limited purpose is granted by this agreement and terminates at the end of the Project, but any other license must be negotiated.

                For the purpose of this Agreement, "Intellectual Property" is defined as all rights to inventions, patents, copyright material, trade secrets, and proprietary information. "Arising
30 Intellectual Property" is Intellectual Property that is developed in the Project. "Commercial Exploitation" is to use, reproduce, and modify Intellectual Property, and to manufacture, use, and sell articles embodying or made by use of Intellectual Property.

       8.3. Use and disclosure of the results and the intellectual property by THE UNIVERSITY and THE PRINCIPAL INVESTIGATOR

                THE COMPANY recognizes the role of THE UNIVERSITY in teaching, training and research. With respect to such role, and inasmuch
35 as adequate measures of protection have been taken, THE UNIVERSITY shall be allowed to use the results and the intellectual property as a tool for teaching, research and publications within the normal context of diffusion of knowledge, this including the publication of master and doctoral thesis

40 For its part, THE UNIVERSITY understands that the disclosure of technical information could cause the loss of a commercial value on any

                                                                    Page 5 of 19
                    Research Agreement Hydrogenics / Hydrogen Research Institute

                product hereof and/or the research. For this reason, THE UNIVERSITY shall inform THE COMPANY of any expected disclosure of information pertaining to this project by submitting a copy of the text(s) at least forty-five (45) days before the
 5 submission of publication of articles, abstracts, and/or conference proceedings. If THE COMPANY does not oppose to such disclosure in writing within thirty (30) days following receipt of the text(s), THE UNIVERSITY may disclose the information. In the event of opposition by THE COMPANY, the reasons for such opposition must be expressed in writing and both parties will
10 cooperate to find additional measures to protect and/or prevent such a disclosure that would result in loss of commercial value for the data. In the event of an unsolved conflict between the parties, the COMPANIES decision will be deemed as final.


       CLAUSE 9.- MODIFICATIONS TO THE AGREEMENT

       The written consent of both parties is required to do any change and/or
15     modification or to cancel any condition or terms of this agreement.

       CLAUSE 10.- CIRCUMSTANCES BEYOND CONTROL

       No party may be held responsible to the other party for any defect or delay in the execution of the program causes by circumstances beyond their control including, but not limited to, natural disasters, fires, work strikes, or any governmental measures, the latter including
20     intervention by the Quebec or Ontario Securities Commission.

       CLAUSE 11. - INTEGRALITY OF THE AGREEMENT

       This agreement, including the appendices, constitutes the contract in its entirety between the parties and replaces any prior agreements, contracts, propositions, representations, negotiation, or oral or written agreements previously entered into by the parties hereto. The agreement may only be subsequently altered or modified by an instrument in writing,
25 signed by the parties, which expressly states the intention of affecting this Agreement.

       In the case of inconsistency between the statement of work and deliverables and the rest of this agreement, the rest of this agreement prevails. No forbearance by a Party implies any broader, continuing, or
30 future forbearance. If a court finds part of this agreement invalid, the remainder is valid in accordance with its most reasonable interpretation. This agreement does not create a relationship of agency, employment, partnership or joint venture.


       CLAUSE 12. - ANNULMENT

       In the event of default, one of the hereto mentioned parties may terminate this agreement with a ninety (90)-day written notice to the other party. If the party in default refuses or neglects to correct its
35 inadequacies, the annulment shall be effective at the expiration or the ninety (90)-day limit.

                                                                    Page 6 of 19
                    Research Agreement Hydrogenics / Hydrogen Research Institute

       CLAUSE 13. - ANNULMENT FOR OTHER REASONS

       Notwithstanding the arrangements of CLAUSE 12. - ANNULMENT, either of the parties may withdraw from this agreement if one of the following conditions exists:

       a)     the Hydrogen Research Institute ceases to exist.

       b)     the CONTRIBUTOR terminates his contribution to the project.

 5     c)     THE UNIVERSITY is no longer able to realize or meet the objectives of the project.

       In the event that this clause is applied, a party must give a ninety
       (90)-day written notice to the other party in order to allow sufficient time to discuss the best possible course of action in invalidating this
10     project and to protect the results acquired to date.

       CLAUSE 14. - NOTICE

       All written communication between the parties in accordance with this agreement shall be addressed as follows:

        For THE COMPANY         Mr. Boyd TAYLOR
                                Director
                                Hydrogenics Corporation
                                180 Geary Avenue
                                Toronto, ON
                                Canada M6H 2B9

        For THE UNIVERSITY:     Professor T. K. BOSE
                                Director
                                Hydrogen Research Institute
                                Universite du Quebec a Trois-Rivieres
                                (UQTR)
                                3351 boulevard des Forges, C.P.500
                                Trois-Rivieres, QC
                                CANADA G9A 5H7

       Any change of address by one of the parties must be communicated to the
15     other party by registered mail.

       All written communication sent by one party to the other shall be considered valid and in accordance with this agreement it delivered in one of the following manners: acknowledged, registered or personal delivery.


       CLAUSE 15. - JURIDICAL RELATIONS

       It is understood and agreed that nothing in the present agreement shall
20 be interpreted as constituting a relation of mandatory agent between THE COMPANY and THE UNIVERSITY.

                    Research Agreement Hydrogenics / Hydrogen Research Institute

              CLAUSE 16. - UPHOLDING OF THE AGREEMENT

              Any clause found to be illegal shall not result in cancellation of this agreement and the remainder of this agreement shall continue with complete authority.

              CLAUSE 17. - ARBITRATION

              The parties agree to negotiate all disputes arising from this
              Agreement in good faith after receiving written notification of
       5      the existence of a dispute from any party.


              If a dispute arising out of this Agreement cannot be settled amicably through negotiation, then the parties agree that either party may submit the dispute to mediation as administered by the Arbitration and Mediation Institute of Canada Inc. upon written notice to the other party. The cost of mediation shall be bourne
       10 equally by the parties. See Appendix IV Clause 23 for a similar arrangement between THE COMPANY and THE CONTRIBUTOR.


              CLAUSE 18. - APPLICABLE LAWS

              This agreement shall be interpreted according to the Laws in effect in the Province of Quebec.


              CLAUSE 19. - INTERVENTION

              Intervening in this agreement is Dr. Tapan K. BOSE, PRINCIPAL
       15 INVESTIGATOR, who has read this agreement and, having done so, accepts all the terms and conditions in so much as he is concerned and bound by such, agrees to inform all the members of his research group at THE UNIVERSITY of their obligations in virtue to this agreement.

              CLAUSE 20. - WAIVER

              A failure by any of the parties to assert rights arising from any
       20 breach or default of this Agreement or an acceptance of payments shall not be regarded as a waiver of rights. No waiver or toleration implies any continuing or future waiver of rights.


              CLAUSE 21.- LANGUAGE

              The parties have expressly agreed that this agreement be drawn up in English. Les parties aux presentes ont expressement requis que la presente entente soit redigee en anglais.

                    Research Agreement Hydrogenics / Hydrogen Research Institute


              IN WITNESS WHEREOF, this agreement has been executed and duly authorised by representatives of the parties:

                     FOR THE UNIVERSITY                 FOR THE COMPANY

                      /s/ GILLES BEAUDRY                /s/ BOYD TAYLOR
                ------------------------------      -----------------------
                       GILLES BEAUDRY                   BOYD TAYLOR
                DEAN ADVANCED STUDIES & RESEARCH    PRINCIPAL AND DIRECTOR





                                                            [SIG]
                ------------------------------      -----------------------
                        WITNESS                            WITNESS



            /S/ ANDRE BROUSSEAU 1996, 11, 25
            ----------------------------------               {SEAL}
               ANDRE BROUSSEAU VICE-RECTOR &
                   SECRETARY GENERAL



                ------------------------------
                          WITNESS



                                FOR THE PRINCIPAL INVESTIGATOR

                                        /S/ TAPAN K. BOSE
                                 ------------------------------
                                        TAPAN K. BOSE
                                           DIRECTOR
                                 HYDROGEN RESEARCH INSTITUTE


                                           [SIG]
                               ------------------------------
                                          WITNESS

                                                                    Page 9 of l9

          Research Agreement Hydrogenics / Hydrogen Research Institute




                                    APPENDIX




       Appendix I   List of Deliverables from THE UNIVERSITY to THE COMPANY



       Appendix II  Confidentiality Agreements

                    IIa Principal Investigator - Professor T.K. Bose

                    IIb Scientist - Dr. R. Gopal



       Appendix III Licensing Conditions





       Appendix IV  Signed copy of the Department of Natural Resources October
                    17, 1996 contribution agreement



       Appendix  V  Copy of the contribution grant application submitted to
                    Department of Natural Resources, titled "Development Prototype of a Hybrid Power Source for Arctic Communications Hydrogen / Thermoelectric / Fuel Cell (HTEF) Generator"

                    Research Agreement Hydrogenics / Hydrogen Research Institute





                                   APPENDIX I




              LIST OF DELIVERABLES FROM THE UNIVERSITY TO THE COMPANY




              By the end of the HTEF contract, the Hydrogen Research Institute should have delivered to Hydrogenics the following products and services:


       5      1. Acceptance certification of hydrogen sub-components and hydrogen storage before incorporation into the HTEF;

              2. Collaboration in the design and assembly;

              3. Control and data acquisition of the system;

              4. Functional testing and proofing of the assembled HTEF;

       10     5. Any other task required to achieve the objectives of the enclosed R&D proposal.

          Research Agreement Hydrogenics / Hydrogen Research Institute





                                  APPENDIX II




                           CONFIDENTIALITY AGREEMENTS

              A.     Principal Investigator - Dr. T.K. Bose

              B.     Scientist - Dr. R. Gopal

                                                                   Page 12 of 19
                    Research Agreement Hydrogenics / Hydrogen Research Institute




                         APPENDIX II A

                 CONFIDENTIALITY AGREEMENT

      The present agreement has intervened between Dr. T.K. Bose, hereinafter referred to as "THE DEPOSITORY" and Hydrogenics Corporation hereinafter referred to as "THE OWNER".

      Whereas THE DEPOSITORY and THE OWNER wish to exchange information relating
5     to a hybrid thermoelectric/fuel cell generator for Arctic communications.


      And whereas THE OWNER wishes to disclose to THE DEPOSITORY a given information relating to the present agreement that THE OWNER considers exclusive and confidential.

      THE PARTIES HAVE AGREED TO THE FOLLOWING:

10    1.   For a period of seven (7) years from the signing of this agreement,
           THE DEPOSITORY must by all possible means prevent the disclosure to a third party of confidential information obtained from THE OWNER pertaining to the aforementioned object, unless dispositions to the contrary as hereinafter described, and should then take the same
15         precautions as for his own exclusive and confidential information.



      2. All confidential information sent by a party to another will be considered confidential unless clearly identified as non-confidential.

      3. Any report or document resulting from this exchange of information between the parties must follow the same rules, with respect to
20 confidentiality as the ones applied to the exchange of information between the parties.

      4. The confidential information shall include but not be limited to the financial and strategic aspects of the activities undertaken by the parties heretofore described in this agreement and/or to the technical information for which both parties acknowledge a commercial value.

25    5.   However, any portion of information shall not be considered
           CONFIDENTIAL and THE DEPOSITORY shall have no obligation relative to it if:

                   a) its dissemination has been approved in writing by THE DEPOSITORY

30                 b)      it becomes public knowledge by means of publication,
                           inspection of the product or otherwise, and without any wrongdoing by THE DEPOSITORY.

      6. All written data made by THE OWNER or THE DEPOSITORY by virtue of this agreement are and shall remain THE OWNER's property and all
35 these written data or copies thereof must be promptly returned to THE OWNER or destroyed upon written request.

      7. Information disclosed verbally or without markings of confidentiality is temporarily presumed to be confidential if there are indications that it might be confidential.

                                                                   Page 13 of 19
                    Research Agreement Hydrogenics / Hydrogen Research Institute

      8. This agreement shall not be interpreted as granting or conferring any rights by means of license expressly, implicitly or otherwise for any invention, discovery, improvement conceived or rendered usable before or after the signing of this agreement.


5     9.   The parties shall not be held liable by any clause or element of this agreement to develop or market a product and/or program as a result of this agreement, nor shall parties be restricted in their efforts to improve their existing product and systems or to conceive and develop new products and systems.

      Moreover, the participation in the exchange of information in virtue of
10 this agreement shall not constitute or imply a commitment by one of the parties to endorse or recommend a product or service supplied by the other party.

      IN WITNESS WHEREOF, the parties hereto have agreed that this agreement shall come into force on 1 October 1996.

         THE DEPOSITORY                                      THE OWNER
        /s/ TAPAN K. BOSE                                   /s/ BOYD TAYLOR
   --------------------------------                   ---------------------------
         TAPAN K. BOSE                                      BOYD TAYLOR
            Director                                   Principal and Director
    Hydrogen Research Institute                       Hydrogenics Corporation

  Universite du Quebec a Trois-Rivieres                      180 Geary Avenue
  (UQTR)                                                     Toronto, ON
  3351 boulevard des Forges, C.P.500                         Canada M6H 2B9
  Trois-Rivieres, QC
  CANADA G9A 5H7


  [UNIVERSITE  DU QUEBEC A TROIS-RIVIERES STAMP]

                                                                   Page 14 of 19
                    Research Agreement Hydrogenics / Hydrogen Research Institute


                                  APPENDIX II B

                            CONFIDENTIALITY AGREEMENT


      The present agreement has intervened between Dr. Ravi Gopal, hereinafter referred to as "THE DEPOSITORY" and Hydrogenics Corporation hereinafter referred to as "THE OWNER".

5 Whereas THE DEPOSITORY and THE OWNER wish to exchange information relating to a hybrid thermoelectric / fuel cell generator for Arctic communications.

      And whereas THE OWNER wishes to disclose to THE DEPOSITORY a given information relating to the present agreement that THE OWNER considers exclusive and confidential.

10    THE PARTIES HAVE AGREED TO THE FOLLOWING:

      1. For a period of seven (7) years from the signing of this agreement, THE DEPOSITORY must by all possible means prevent the disclosure to a third party of confidential information obtained from THE OWNER pertaining to the aforementioned object, unless dispositions to the
15 contrary as hereinafter described, and should then take the same precautions as for his own exclusive and confidential information.

      2. All confidential information sent by a party to another will be considered confidential unless clearly identified as non-confidential.

      3. Any report or document resulting from this exchange of information between the parties must follow the same rules, with respect to
20 confidentiality as the ones applied to the exchange of information between the parties.

      4. The confidential information shall include but not be limited to the financial and strategic aspects of the activities undertaken by the parties heretofore described in this agreement and/or to the technical information for which both parties acknowledge a
25         commercial value.

      5. However, any portion of information shall not be considered CONFIDENTIAL and THE DEPOSITORY shall have no obligation relative to it if:

                    a)      its dissemination has been approved in writing by
30                          THE DEPOSITORY


                    b) it becomes public knowledge by means of publication, inspection of the product or otherwise, and without any wrongdoing by THE DEPOSITORY.


      6. All written data made by THE OWNER or THE DEPOSITORY by virtue of this agreement are and shall remain THE OWNER's property and all
35 these written data or copies thereof must be promptly returned to THE OWNER or destroyed upon written request.

      7. Information disclosed verbally or without markings of confidentiality is temporarily presumed to be confidential if there are indications
40         that it might be confidential.

                                                                   Page 15 of 19
                    Research Agreement Hydrogenics / Hydrogen Research Institute

      8. This agreement shall not be interpreted as granting or conferring any rights by means of license expressly, implicitly or otherwise for any invention, discovery, improvement conceived or rendered usable before or after the signing of this agreement.

5     9.   The parties shall not be held liable by any clause or element of this agreement to develop or market a product and/or program as a result of this agreement, nor shall parties be restricted in their efforts to improve their existing product and systems or to conceive and develop new products and systems.

      Moreover, the participation in the exchange of information in virtue of
10 this agreement shall not constitute or imply a commitment by one of the parties to endorse or recommend a product or service supplied by the other party.

      IN WITNESS WHEREOF, the parties hereto have agreed that this agreement shall come into force on 1 October 1996.

                  THE DEPOSITORY                                  THE OWNER

                   /s/RAVI GOPAL                                /s/ BOYD TAYLOR
              ------------------------------            --------------------------
                    RAVI GOPAL                                   BOYD TAYLOR
                    Scientist                              Principal and Director
              Hydrogen Research Institute                 Hydrogenics Corporation


         Universite du Quebec a Trois-Rivieres                  180 Geary Avenue
         (UQTR)                                                 Toronto, ON
         3351 boulevard des Forges, C.P.500                     Canada M6H 2B9
         Trois-Rivieres, QC
         CANADA G9A 5H7


        [UNIVERSITE DU QUEBEC A TROIS-RIVIERES STAMP]

                                                                 Page 16 of 19
                  Research Agreement Hydrogenics / Hydrogen Research Institute



                                  APPENDIX II

                     ROYALTIES AND COMMERCIAL EXPLOITATION
                     -------------------------------------
                              TERMS AND CONDITIONS

              Guidelines relative to the terms and conditions prevailing for the commercial exploitation and royalties arising from the research project "Developmental Prototype of a Hybrid Power Source for
              Arctic Communications - Hydrogen Thermoelectric / Fuel Cell
          5   (HTEF) Generator".


              1. PRODUCTS

              The products for which THE UNIVERSITY agrees to a right of first refusal to THE COMPANY are:

                             a) the results arising from this PROJECT, whether
                                patentable or not.

                             b) any product or process which could be the result
          10 of an invention arising form this PROJECT and which could be protected under the Patent Laws of Canada or elsewhere.

                             c) any article, kit, equipment, system, unit, or
                                any product or its component part that results from the use of the Project's technology.


              2. TERMS OF COMMERCIAL EXPLOITATION

              THE UNIVERSITY recognises the COMPANY's exclusive ownership of the 15 research project's intellectual property, and cannot therefore grant to a third party a license to exploit the technology arising from the project without the COMPANY's written approval.


              3. LICENSING

              THE COMPANY has the right to grant one or more sub-licenses to third parties.


              4. IMPROVEMENT

              THE UNIVERSITY shall have the right to modify the product(s) for
          20  possible improvement(s). However, THE UNIVERSITY shall communicate to THE COMPANY the improvement(s) so as adequate measures of protection may be taken. Any improvement shall be part of the terms and conditions for commercial exploitation.

                                                                 Page 17 of 19
                  Research Agreement Hydrogenics / Hydrogen Research Institute

              5. DURATION OF THE TERMS AND CONDITIONS

              The Royalty agreement between THE COMPANY and THE UNIVERSITY shall remain in effect until the earlier of the termination by notice in accordance with provisions of this Agreement, or until September 30, 2006, ten (10) years from the effective start date of the Agreement.


              6. ROYALTIES

                 6.1     Rights To Royalties
                         -------------------

          5 The royalties payable to the UNIVERSITY are based upon the net sales price of each commercial item sold by the COMPANY or by one of its sub-licensees. The net sales price is defined at Article 7 of this Appendix.

                 6.2     Application of the Royalties
                         ----------------------------

                         The percentage of the royalties set by virtue of the aforementioned provisions shall apply to the
          10 net sales price of items sold by the COMPANY. It will not apply to other products developed by the COMPANY under other research contracts or otherwise.

                 6.3     Value of the Royalties
                         ----------------------

                         The sale of the product resulting from the project
                         will carry a royalty of 4% of net sales price as
          15             per CLAUSE 3.- DURATION OF THE AGREEMENT

                 6.4     Use of the Royalties
                         --------------------

                         Royalties will be dispensed in the form of Research and Development grants awarded to the UNIVERSITY's Hydrogen Research Institute. Such grants may represent the COMPANY's in-kind contribution to larger "matching grant" projects, or may be the
          20 integral contribution to a project that the UNIVERSITY would exercise on behalf of the COMPANY. However, if in a given year the royalties amount to less than $5,000, such royalties will be disbursed as a lump sum payment to the UNIVERSITY, as opposed to a Research and Development Grant.


              7. NET SALES PRICE OF EACH AND EVERY ITEM SOLD

              The gross sales price is defined as the sales price charged or 25 billed to the first purchaser. The net sales price, for the calculation for royalties, shall be the gross sales price for each item minus the share of the agent, direct and indirect taxes and custom duties, and other fees applicable to the product, trade or quantity discounts actually allowed and taken in such amounts as are customary in the trade, amounts repaid or credited by reason
          30 of timely rejections or returns, in accordance with the rules and regulations in effect in the countries and territories of sales.

              A sale exists only if payment is received, and is considered cancelled if money received is refunded.

                                                                 Page 18 of 19
                  Research Agreement Hydrogenics / Hydrogen Research Institute





                                  APPENDIX IV






              SIGNED COPY OF THE DEPARTMENT OF NATURAL RESOURCES OCTOBER 17, 1996 CONTRIBUTION AGREEMENT

                                                                 Page 19 of 19
                  Research Agreement Hydrogenics / Hydrogen Research Institute




                                   APPENDIX V






              COPY OF THE CONTRIBUTION GRANT APPLICATION SUBMITTED TO DEPARTMENT OF NATURAL RESOURCES, TITLED "DEVELOPMENT PROTOTYPE OF A HYBRID POWER SOURCE FOR ARCTIC COMMUNICATIONS HYDROGEN
              THERMOELECTRIC/FUEL CELL (HTEF) GENERATOR"